EXHIBIT 10.1

STOCK PURCHASE AGREEMENT

STOCK PURCHASE AGREEMENT (this “Agreement”), dated as of December 17, 2004, by and among Rentrak Corporation, an Oregon corporation (the “Company”), the selling shareholders set forth in Exhibit A attached hereto (collectively, “Sellers”), and Mark Cuban, an individual resident of Dallas County, Texas (the “Purchaser”).

WHEREAS, the Company has authorized the issuance and sale of 308,200 shares (the “Primary Shares”) of common stock, par value $0.001 per share (the “Common Stock”), of the Company, upon the terms and conditions set forth herein.

WHEREAS, the Sellers will own at the Closing (as defined below) an aggregate of 191,800 issued and outstanding shares of Common Stock (the “Additional Shares”) and desire to sell such shares to Purchaser upon the terms and conditions set forth herein.

WHEREAS, Purchaser wishes to purchase the Primary Shares and the Additional Shares (collectively, the “Shares”) upon the terms and conditions stated in this Agreement.

NOW THEREFORE, the Company, Sellers and Purchaser hereby agree as follows:

1.             PURCHASE AND SALE OF COMMON STOCK.

(a)           Purchase of Common Stock.  The Company shall issue and sell to Purchaser, and Purchaser shall purchase from the Company, the Primary Shares for the aggregate purchase price (the “Primary Shares Purchase Price”) of Two Million Seven Hundred Seventy-Three Thousand Eight Hundred Dollars ($2,773,800.00).  Each Seller shall sell to Purchaser, and Purchaser shall purchase from each Seller, the number of Additional Shares set forth opposite such Seller’s name in Exhibit A attached hereto for the aggregate purchase price (the “Additional Shares Purchase Price”) of One Million Seven Hundred Twenty-Six Thousand Two Hundred Dollars ($1,726,200.00), with a purchase price per Additional Share (the “Price Per Share”) equal to Nine Dollars ($9.00).

(b)           Form of Payment.  On the Closing Date (as defined below) (i) Purchaser shall pay the Primary Shares Purchase Price by wire transfer of immediately available funds to the Company, in accordance with the Company’s written wiring instructions, against delivery of duly executed certificates representing the Primary Shares, (ii) the Company shall deliver such certificates duly executed on behalf of the Company to Purchaser or, if so designated by Purchaser, in the name of a nominee designated by Purchaser, against delivery of the Primary Shares Purchase Price, (iii) Purchaser shall pay the Additional Shares Purchase Price by wire transfer of immediately available funds to Sellers, with each Seller to receive that portion of the Additional Shares Purchase Price allocable to the Additional Shares being sold by such Seller based on the Price Per Share, in accordance with such Seller’s written wiring instructions, against delivery of certificates representing the number of Additional Shares that Purchaser is purchasing from such Seller registered in Purchaser’s name or duly endorsed for transfer, or accompanied by duly executed stock powers, and (iv) each Seller shall deliver such certificates registered in Purchaser’s name or duly endorsed for transfer, or accompanied by duly executed stock powers, to Purchaser or, if so designated by Purchaser, in the name of a nominee designated by Purchaser, against delivery of such Seller’s allocable portion of the Additional Shares Purchase Price.

(c)           Closing and Closing Date.  The completion of the purchase and sale of the Shares (the “Closing”) shall occur as soon as practicable after the satisfaction or waiver of all conditions or obligations of Purchaser, Sellers and the Company and the conditions set forth in Sections 6 and 7 hereof on a date (the “Closing Date”) determined by Purchaser upon prior notice to the Company and Sellers, provided that in any event, without prior notice, the Closing Date shall be the third business day following the date of this Agreement.  The Closing shall take place at the offices of Jenkens & Gilchrist, P.C., 1445 Ross Avenue, Suite 3200, Dallas, Texas 75202 at 4:00 p.m., local time, on the Closing Date, or at such other place and time as the parties shall mutually agree.  At the Closing, the parties shall effect the deliveries required by Section 1(b) above.  To accommodate the Closing,

Jenkens & Gilchrist shall act as agent for the parties hereto solely to receive deliveries of the certificates representing the Shares.  At the Closing, Jenkens & Gilchrist shall deliver the certificates to Purchaser only upon telephonic, facsimile, or electronic mail confirmation of the receipt of the wire transfers contemplated by, and in accordance with the wiring instructions delivered pursuant to, Section 1(b) above; provided, however, that the Company and Sellers shall have delivered such wiring instructions to Purchaser not later than the close of business two days prior to the Closing Date.

2.             PURCHASER’S REPRESENTATIONS AND WARRANTIES.  Purchaser represents and warrants to the Company and Sellers that:

(a)           Investment Purpose.  As of the date hereof, Purchaser is purchasing the Shares set forth herein for its own account for investment only and not with a present view towards the public sale or distribution thereof, except pursuant to sales registered or exempted from registration under the Securities Act of 1933, as amended (the “Securities Act”).

(b)           Accredited Purchaser Status.  Purchaser is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the Securities Act.

(c)           Reliance on Exemptions.  Purchaser understands that the Shares are being offered and sold to it in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Company and Sellers are relying upon the truth and accuracy of, and Purchaser’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of Purchaser to acquire the Shares.

(d)           Information.  Purchaser and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Shares which have been requested by Purchaser or its advisors.  Purchaser and its advisors, if any, have been afforded the opportunity to ask questions of the Company.  Neither such inquiries nor any other due diligence investigation conducted by Purchaser or any of its advisors or representatives shall modify, amend or affect Purchaser’s right to rely on the Company’s and Sellers’ representations and warranties contained in Sections 3 and 4.  Purchaser understands that its investment in the Shares involves a significant degree of risk.

(e)           Governmental Review.  Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Shares.

(f)            Transfer or Resale.  Purchaser understands that (i) except as provided in Section 5(d) hereof, the Shares have not been and are not being registered under the Securities Act or any applicable state securities laws, and may not be transferred unless (a) subsequently included in an effective registration statement thereunder, (b) Purchaser shall have delivered to the Company an opinion of counsel (which opinion shall be reasonably acceptable to the Company) to the effect that the Shares to be sold or transferred may be sold or transferred pursuant to an exemption from such registration, (c) sold or transferred to an “affiliate” (as defined in Rule 144 promulgated under the Securities Act (or a successor rule) (“Rule 144”)) or (d) sold pursuant to Rule 144; (ii) any sale of such Shares made in reliance on Rule 144 may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any resale of such Shares under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other person is under any obligation to register the Shares under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder (in each case, other than pursuant to Section 5(d) hereof). Notwithstanding the foregoing or anything else contained herein to the contrary, the Shares may be pledged as collateral in connection with a bona fide margin account or other lending arrangement.

(g)           Legends.  Purchaser understands that until such time as the Shares have been registered under the Securities Act, the Shares shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for such Shares):

“The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended. The securities have been acquired for investment and may not be sold, transferred or assigned in the absence of an effective registration statement for the securities under said Act, or an opinion of counsel, in form, substance and scope reasonably acceptable to the Company, that registration is not required under said Act or unless sold pursuant to Rule 144 under said Act.  Notwithstanding the foregoing, this security may be pledged in connection with a bona fide margin account.”

The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of any Shares upon which it is stamped, if, unless otherwise required by applicable state securities laws (a) such Shares are registered for sale under an effective registration statement filed under the Securities Act and disposed of in a bona fide sale, or (b) such holder provides the Company with an opinion of counsel, in form, substance and scope reasonably acceptable to the Company, to the effect that a public sale or transfer of such Shares may be made without registration under the Securities Act and such sale or transfer is effected or (c) such holder provides the Company with reasonable assurances that such Shares can be sold pursuant to Rule 144 under the Securities Act (or a successor rule thereto) without any restriction as to the number of Shares that can then be immediately sold.

(h)           Authorization; Enforcement.  This Agreement has been duly and validly authorized, executed and delivered on behalf of Purchaser and is a valid and binding agreement of Purchaser enforceable against Purchaser in accordance with its terms, subject to bankruptcy, insolvency and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

3.             REPRESENTATIONS AND WARRANTIES OF THE COMPANY.  The Company hereby represents and warrants to and covenants with Purchaser, as follows:

(a)           Organization and Qualification.  The Company and each of its Subsidiaries (as defined below), if any, is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is formed, with full power and authority (corporate and other) to own, lease, use and operate its properties and to carry on its business as described in the Company’s Schedule 14A, current reports on Form 8-K and regular reports on Form 10-Q and 10-K, as filed (including any amendment(s) to any of the foregoing) by the Company with the SEC on or after July 14, 2004 (the “SEC Documents”), as and where now owned, leased, used, operated and conducted, except where the failure to be in good standing or to have such power and authority would not have a material adverse effect on the Company and its Subsidiaries taken as a whole.  “Subsidiaries” means any corporation or other organization, whether incorporated or unincorporated, in which the Company owns, directly or indirectly, any equity or other ownership interest.

(b)           Authorization; Enforcement.  (i) The Company has all requisite corporate power to enter into and perform this Agreement and to consummate the transactions contemplated hereby and to issue the Primary Shares, in accordance with the terms hereof, (ii) the execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by the Company’s Board of Directors and no further consent or authorization of the Company, its Board of Directors, or its stockholders is required, (iii) this Agreement has been duly executed and delivered on behalf of the Company, and (iv) this Agreement constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(c)           Capitalization.  As of the date hereof, the authorized capital stock of the Company consists of (a) Thirty Million (30,000,000) shares of Common Stock, of which 9,882,132 shares were outstanding, all of which are duly authorized, validly issued, fully paid and nonassessable; and (b) Ten Million (10,000,000) shares of Preferred Stock, $0.001 par value (the “Preferred Stock”), of which none are outstanding.

(d)           Issuance of Shares.  Subject to the delivery of the Primary Shares Purchase Price, on the Closing Date the Primary Shares will be duly authorized, validly issued, fully paid and non-assessable, free and clear of all liens and encumbrances, and will not subject the holder thereof to personal liability by reason of being such holder.  There are no preemptive or similar rights of any stockholder of the Company or any other person to acquire any of the Primary Shares.  The Common Stock is listed for trading on the Nasdaq National Market System (“Nasdaq”) and (1) the Company and the Common Stock meet the criteria for continued listing and trading on Nasdaq; (2) no suspension of trading in the Common Stock is in effect, and (3) the Company does not reasonably anticipate that the Common Stock will be delisted by Nasdaq in the foreseeable future.

(e)           No Conflicts.  The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby will not (i) conflict with or result in a violation of any provision of its articles of incorporation or by-laws or (ii) violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both could become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture or instrument to which the Company or any Subsidiary is a party, or result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or any Subsidiary or by which any property or asset of the Company or any Subsidiary is bound or affected.  Neither the Company nor any Subsidiary is in violation of its articles of incorporation, by-laws or other organizational documents, and neither the Company nor any Subsidiary is in default, and, except as may result from the litigation matter described in Item 3 of the 2004 Form 10-K (as defined below), no event has occurred which with notice or lapse of time or both could put the Company or any Subsidiary in default, under, and neither the Company nor any Subsidiary has taken any action or failed to take an action that would give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture or instrument to which the Company or any Subsidiary is a party or by which any property or assets of the Company or any Subsidiary is bound or affected.

(f)            SEC Documents; Financial Statements.

(i)            The Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any other material reports or documents required to be filed by it with the SEC since March 31, 2004; provided that its Annual Report on Form 10-K for the fiscal year ended March 31, 2004 (the “2004 Form 10-K”), is deemed to have been timely filed pursuant to Rule 12b-25 under the Exchange Act.  As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein, or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to the Company’s 2004 Form 10-K and its Quarterly Report on Form 10-Q for the quarter ended June 30, 2004 (the “June 2004 Form 10-Q”), the foregoing representations shall be deemed to apply only to such reports as amended by amendments filed with the SEC prior to the date of this Agreement.

(ii)           As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto; provided that, with respect to the 2004 Form 10-K and the June 2004 Form 10-Q, the foregoing representation shall be deemed to apply only to the financial statements contained in amendments to such reports filed with the SEC prior to the date of this Agreement.  The financial statements described in the preceding sentence have been prepared in accordance with United States generally accepted accounting principles (“GAAP”), consistently applied, during the periods involved (except (1) as may be otherwise indicated in such financial statements or the notes thereto, or (2) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

4.             REPRESENTATIONS AND WARRANTIES OF SELLERS.  Each Seller hereby represents and warrants to and covenants with Purchaser, individually as to such Seller, as follows:

(a)           Authorization; Enforcement.  (i) Each Seller has the requisite power to enter into and perform this Agreement and to consummate the transactions contemplated hereby and to sell the Additional Shares owned by him, in accordance with the terms hereof, (ii) this Agreement has been duly and validly authorized, executed and delivered, and (iii) this Agreement constitutes a legal, valid and binding obligation of such Seller enforceable against such Seller in accordance with its terms, subject to bankruptcy, insolvency and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(b)           Transfer of Shares.  Each Seller, as of the Closing, will be the sole beneficial owner of the Additional Shares owned or to be owned by him and will own such Additional Shares free and clear of all liens, claims, encumbrances, options, pledges, proxies and restrictions, except restrictions on transfer imposed by applicable securities laws.  Subject to the delivery of the Additional Shares Purchase Price, at the Closing, the delivery of the Additional Shares will vest good and marketable title to such Additional Shares in Purchaser free and clear of all liens, claims, encumbrances, options, pledges, proxies and restrictions, except restrictions on transfer imposed by applicable securities laws.  There are no options, warrants or similar rights of any person to acquire any of the Additional Shares and there are no actions, suits or proceedings, pending or threatened, involving the ownership by such Seller of Additional Shares.

5.             COVENANTS.

(a)           Commercially Reasonable Efforts.  The parties shall use their commercially reasonable efforts to satisfy timely each of the conditions described in Section 6 and 7 of this Agreement.

(b)           Reporting Status.  The Common Stock is registered under Section 12(g) of the Exchange Act.  Until such time as Purchaser may sell the Shares under Rule 144(k) without regard to any other requirements of Rule 144, so long as Purchaser beneficially owns any of the Shares, the Company shall timely file all reports required to be filed with the SEC pursuant to the Exchange Act, and the Company shall not voluntarily terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would permit such termination; provided that this covenant shall be of no further effect in the event that more than 50 percent of the then outstanding shares of Common Stock are acquired by a single person or by a group as described in Rule 13d-5(b)(1) under the Exchange Act.

(c)           Listing.  If applicable, the Company shall promptly secure the listing of the Primary Shares upon each national securities exchange or automated quotation system, if any, upon which shares of Common Stock are then listed (subject to official notice of issuance) and shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all Shares.  For so long as the covenant in Section 5(b) continues in effect, the Company will take all commercially reasonable steps to obtain and maintain the listing and trading of its Common Stock on the Nasdaq, including compliance with the Company’s reporting, filing and other obligations under the bylaws or rules of such exchange.  The Company shall promptly provide to Purchaser copies of any notices it receives from the Nasdaq and any other exchanges or quotation systems on which the Common Stock is then listed or quoted regarding the continued eligibility of the Common Stock for listing or quotation on such exchanges and quotation systems.

(d)           Registration Rights.  In the event that at any time on or after the first anniversary of the Closing Date, the covenant in Section 5(b) is not in effect or Purchaser is otherwise unable to utilize Rule 144 for the resale of any of the Shares (other than by reason of the application of Rule 144(e) and/or Rule 144(f)), within thirty (30) days after written demand by Purchaser, the Company shall file with the SEC and thereafter use commercially reasonable efforts to cause to become effective, a registration statement under Rule 415 of the Securities Act of 1933, as amended, or any similar rule that may be adopted by the SEC, covering the resale of the

Shares (the “Registration Statement”).  The Company may include in such Registration Statement other securities of the Company to be resold by holders other than Purchaser.  The Company will use commercially reasonable efforts to maintain the effectiveness of the Registration Statement for a period of at least one year from and after the initial effective date of the Registration Statement.  The Company shall bear all costs of the Company relating to preparation and filing of the Registration Statement, shall provide copies of the Registration Statement to Purchaser for review and comment prior to filing, and shall provide Purchaser with such number of copies of any final prospectus as Purchaser may reasonably request.

6.             CONDITIONS TO THE COMPANY’S AND THE SELLERS’ OBLIGATION TO SELL.  The obligation of the Company hereunder to issue and sell the Primary Shares, and of Sellers to sell the Additional Shares, to Purchaser at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company’s and each Seller’s sole benefit and may be waived by the Company or a Seller as to the Shares to be sold by it or him at any time in its or his sole discretion:

(a)           Delivery of Agreements.  Purchaser shall have executed this Agreement and delivered the same to the Company and each Seller.

(b)           Payment of Purchase Price.  Purchaser shall have delivered the Primary Shares Purchase Price or the Additional Shares Purchase Price, as applicable, in accordance with Section 1(a) above.

(c)           No Litigation.  No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

7.             CONDITIONS TO PURCHASER’S OBLIGATION TO PURCHASE.  The obligation of Purchaser to purchase the Shares at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for Purchaser’s sole benefit and may be waived by Purchaser at any time in his sole discretion:

(a)           Delivery of Agreements.  The Company and each Seller shall have executed this Agreement and delivered the same to Purchaser.

(b)           Delivery of Common Stock Certificates.  The Company shall have delivered to Purchaser duly executed certificate(s) (in such denominations as Purchaser shall request) representing the Primary Shares, and each Seller shall have delivered to Purchaser certificate(s) representing the Additional Shares, registered in Purchaser’s name or duly endorsed for transfer or accompanied by duly executed stock powers, in each case, in accordance with Section 1(a) above.

(c)           No Litigation.  No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

(d)           Common Stock Trading.  Trading in the Common Stock on Nasdaq shall not have been suspended by the SEC or Nasdaq.

(e)           Other Documents.  Purchaser shall have received such other documents and certificates, in form and substance reasonably satisfactory to Purchaser and his counsel, relating to matters incident to the transactions contemplated hereby as Purchaser may reasonably request.

8.             INDEMNIFICATION.

(a)           Indemnification.  The Company and each Seller, severally and not jointly, on the one hand, and Purchaser, on the other hand, each agrees to indemnify and hold the other harmless from and against any loss, damage, liability, penalty or expense (including amounts paid in settlement and reasonable attorneys’ fees and expenses) resulting either directly or indirectly from any breach of the representations, warranties, covenants or agreements of such party contained in this Agreement or any other document or certificate delivered pursuant hereto or thereto or in connection herewith or therewith; provided that in no event shall the amount for which any Seller shall be liable to the Purchaser as indemnification exceed such Seller’s proportionate share of the Additional Shares Purchase Price together with such Seller’s proportionate share of costs incurred by Purchaser to enforce this indemnification; and provided further that the Company shall have no obligation to indemnify Purchaser with respect to breach of Section 3(f) unless Purchaser gives notice of his claim for such breach prior to the expiration of two years from the date of this Agreement.

(b)           Claims for Indemnification; Defense of Indemnified Claims.

(i)            For purposes of this Section, the party entitled to indemnification shall be known as the “Indemnified Party” and the party required to indemnify shall be known as the “Indemnifying Party.”  In the event that the Indemnifying Party shall be obligated to the Indemnified Party pursuant to this Section 8 or in the event that a suit, action, investigation, claim or proceeding is begun, made or instituted as a result of which the Indemnifying Party may become obligated to the Indemnified Party hereunder, the Indemnified Party shall give prompt written notice to the Indemnifying Party of the occurrence of such event, specifying the basis for such claim or demand, and the amount or estimated amount thereof to the extent then determinable (which estimate shall not be conclusive of the final amount of such claim or demand); provided, however, that the failure to give such notice shall not constitute a waiver of the right to indemnification hereunder unless the Indemnifying Party is actually prejudiced in a material respect thereby.  The Indemnifying Party agrees to defend, contest or otherwise protect against any such suit, action, investigation, claim or proceeding at the Indemnifying Party’s own cost and expense with counsel of its own choice, who shall be, however, reasonably acceptable to the Indemnified Party.  The Indemnifying Party may not make any compromise or settlement without the prior written consent of the Indemnified Party (which will not be unreasonably withheld or delayed) and the Indemnified Party shall receive a full and unconditional release reasonably satisfactory to it pursuant to such compromise or settlement.  The Indemnified Party shall have the right but not the obligation to participate at its own expense in the defense thereof by counsel of its own choice.  If requested by the Indemnifying Party, the Indemnified Party shall (at the Indemnifying Party’s expense) (i) cooperate with the Indemnifying Party and its counsel in contesting any claim or demand which the Indemnifying Party defends, (ii) provide the Indemnifying Party with reasonable access during normal business hours to its books and records to the extent they relate to the condition or operation of the business and are requested by the Indemnifying Party to perform its indemnification obligations hereunder, and to make copies of such books and records, and (iii) make personnel available to assist in locating any books and records relating to the business or whose assistance, participation or testimony is reasonably required in anticipation of, preparation for or the prosecution and defense of, any claim subject to this Section 8.  In the event that the Indemnifying Party fails timely to defend, contest or otherwise protect the Indemnified Party against any such suit, action, investigation, claim or proceeding, the Indemnified Party shall have the right to defend, contest or otherwise protect the Indemnified Party against the same and may make any reasonable compromise or settlement thereof and recover the entire cost thereof from the Indemnifying Party including without limitation, reasonable attorneys’ fees, disbursements and all amounts paid as a result of such suit, action, investigation, claim or proceeding or compromise or settlement thereof.

9.             GOVERNING LAW; MISCELLANEOUS.

(a)           Governing Law.  This Agreement shall be governed by and interpreted in accordance with the laws of the State of Texas without regard to the principles of conflict of laws.  The parties hereto hereby submit to the exclusive jurisdiction of the United States federal courts located in Dallas, Texas, with respect to any dispute arising under this Agreement, the agreements entered into in connection herewith or the transactions contemplated hereby or thereby.

(b)           Counterparts; Signatures by Facsimile.  This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party.  This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

(c)           Headings.  The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(d)           Severability.  If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

(e)           Specific Performance.  The parties agree that irreparable damage will result in the event that this Agreement is not specifically enforced, and the parties agree that any damages available at law for a breach of this Agreement would not be an adequate remedy.  Therefore, the provisions hereof and the obligations of the parties hereunder shall be enforceable in a court of equity, or other tribunal with jurisdiction, by a decree of specific performance, and appropriate injunctive relief may be applied for and granted in connection therewith.  Such remedies and all other remedies provided for in this Agreement shall, however, be cumulative and not exclusive and shall be in addition to any other remedies which a party may have under this Agreement or otherwise.

(f)            Entire Agreement; Amendments.  This Agreement contains the entire understanding of the parties with respect to the matters covered herein and, except as specifically set forth herein, neither the Company, Sellers nor Purchaser makes any representation, warranty, covenant or undertaking with respect to such matters.  No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the party to be charged with enforcement.

(g)           Notices.  Any notices required or permitted to be given under the terms of this Agreement shall be sent by certified or registered mail (return receipt requested) or delivered personally or by courier (including a recognized overnight delivery service) or by facsimile and shall be effective five (5) days after being placed in the mail, if mailed by regular United States mail, or upon receipt, if delivered personally or by courier (including a recognized overnight delivery service) or by facsimile, in each case addressed to a party.  The addresses for such communications shall be:

If to the Company:

Rentrak Corporation

7700 NE Ambassador Place

Portland, Oregon 97220

Attention:  Chief Executive Officer

Facsimile:  (503) 288-1563

If to Sellers:

The address specified by each Seller in Exhibit A attached hereto

If to Purchaser:

Mark Cuban

Attn: Robert S. Hart

Each party shall provide notice to the other party of any change in address.

(h)           Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns.  Neither the Company, any Seller nor Purchaser shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other.  Notwithstanding the foregoing, subject to Section 2(f), Purchaser may assign its rights hereunder to any person that purchases Common Stock in a private transaction from Purchaser or to any of its “affiliates,” as that term is defined under the Exchange Act, without the consent of the Company.

(i)            Third Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

(j)            Further Assurances.  Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(k)           Waiver.  Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition.  No waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion.  All remedies, either under this Agreement or by law or otherwise afforded, will be cumulative and not alternative.

(l)            No Strict Construction.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

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IN WITNESS WHEREOF, the Company, Sellers and Purchaser have caused this Agreement to be duly executed as of the date first above written.

THE COMPANY:

RENTRAK CORPORATION

By:	/s/Paul Rosenbaum
Name:	Paul Rosenbaum
Title:	Chairman of the Board and CEO

SELLERS LISTED ON EXHIBIT A:

/s/Kim Cox
Kim Cox

/s/Susan Cox
Susan Cox

/s/Tim Erwin
Tim Erwin

/s/Marty Graham
Marty Graham

/s/Ken Papagan
Ken Papagan

/s/Chris Roberts
Chris Roberts

/s/Paul Rosenbaum
Paul Rosenbaum

/s/Ron Giambra
Ron Giambra

/s/Amir Yazdani
Amir Yazdani

PURCHASER:

/s/Mark Cuban
Mark Cuban

EXHIBIT A

Selling Shareholders

Name and Address* of Seller	Number of Additional Shares
Kim Cox and Susan Cox as joint tenants	25,000
Tim Erwin	1,800
Marty Graham	30,000
Ken Papagan	15,000
Chris Roberts	5,000
Paul Rosenbaum	80,000
Ron Giambra	5,000
Amir Yazdani	30,000
TOTAL	191,800

*The address of each Seller is 7700 N.E. Ambassador Place, Portland, Oregon 97220.